EXHIBIT 99.1

Investor Presentation June 2008 William A. Long, President & Chief Executive Officer Edwin E. Laws, Executive Vice President & Chief Financial Officer For further information please contact: Edwin Laws, Executive Vice President & Chief Financial Officer Office: (336) 526-6313, Fax: (336) 835-8858 Email: edwin.laws@yadkinvalleybank.com

Forward-Looking Statement This presentation contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the 2007 Yadkin Valley Financial Corporation Annual Report filed on Form 10-K with the Securities & Exchange Commission.

What You Will Learn Today . . . History Our Performance Our Operating Strategy

History Yadkin Valley Financial Corporation ("Company") was formed July 1, 2006, as a holding company for Yadkin Valley Bank and Trust Company ("Bank"). Yadkin Valley Bank was chartered by the state of North Carolina in 1968. Our Bank is focused on starting, servicing and expanding small business relationships. We believe the real strength of any economy is the businesses owned and managed by people with a true attachment to the local area.

History Nov. 3, 1995: UCB Branch, Elkin, N. C. O Loans & $25 MM in Deposits Aug. 1, 2002: Main Street BankShares, Inc. (Piedmont Bank) 6 branches in four cities 2 Counties (Iredell & Mecklenburg Counties) $247MM in total assets/$180MM in Loans/ $210MM in Deposits

History Jan. 1, 2004: High Country Financial Corporation (High Country Bank) 5 branches in two cities w/1 new branch in progress for a total of 6 branches 2 Counties (Watauga & Ashe Counties) $184MM in total assets $155MM in total loans $163MM in total deposits

History October 1, 2004: Sidus Financial LLC - A mortgage company located in Greenville, North Carolina serving approximately 50 banks as their mortgage banker, with 8 production offices and licensed in 12 States (NC, SC, GA, FL, AL, AR, VA, WV, KY, TN, MD, & DE)

Sidus Financial, LLC
Richmond*
Bedford*
MD
ME
NH
MA
PA
Hickory***
Raleigh
Asheboro
DE
CT
WV
KY
VA
TN
NC
Oriental
Greenville**
AR
SC
MS
AL
GA
Goldsboro
LA
Easley*
Atlantic
Beach
FL

Since acquired, Sidus' number of licensed states has grown from 12 to 19 with licensing pending in two states – Rhode Island and Vermont. Sidus has 10 offices (4 wholesale offices, 5 retail offices and 1 reverse mortgage office).

*Wholesale Production Office
**Wholesale & Retail Production Office
***Reverse Mortgage Office

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History March 31, 2008: Cardinal State Bank ? 4 Branch Locations ? 2 Cities (Durham & Hillsborough in 2 Counties (Durham & Orange) ? 2 New Branches in Progress - 1 in Hillsborough (Orange County) & 1 in Creedmoor (Granville County) ? $194MM In Total Assets ? $149MM In Total Gross Loan ? $169MM In Total Deposits

History Yadkin Valley Bank services over 144,000 accounts through 30 branches in 12 counties across central and northwestern North Carolina. We also have a loan production office in Wilmington (New Hanover County), N.C. At the end of the 1st quarter of 2008, the Company had $1.43 billion in Assets, $1.11 billion in Deposits and $1.09 billion in Gross Loans. We are well capitalized and poised to grow steadily over the next five years. Yadkin Valley Bank seeks to become the premier financial institution in each market we serve.

Experienced Leadership Team - Yadkin Valley Bank and Trust Company Officers * Note: Serve as officers of the Holding Company and Bank

Experienced Leadership Team - Yadkin Valley Bank and Trust Company Officers * Note: Serve as officers of the Holding Company and Bank

PERFORMANCE

1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 1Q03 1Q04 1Q05 1Q06 1Q07 1Q08 0.58 0.63 0.68 0.75 0.83 0.91 0.83 0.89 1 0.89 1.03 1.28 1.37 0.22 0.22 0.23 0.27 0.36 0.27 Column 2 Diluted EPS 5YRS - 9% CAGR 10 YRS - 7% CAGR CAGR - Compounded Annual Growth Rate

Dividends Per Share 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 1Q03 1Q04 1Q05 1Q06 1Q07 1Q08 0.12 0.15 0.19 0.23 0.32 0.37 0.4 0.4 0.4 0.4 0.43 0.47 0.51 0.1 0.1 0.1 0.11 0.12 0.13

Performance

Performance Percentages reflect change from prior year end balance.

Performance

Peer Group

Performance

Performance

LOAN PORTFOLIO COMPOSITION

Loan Portfolio Duration As a % of Total Loans

Funds Composition Source: BancAnalyst Financial as of 3/31/08

Summary of Peer Group Analysis Yadkin's ROA of 1.02% exceeds the Peer Group average ROA of 0.81%. Yadkin's Net Interest Margin of 3.82% exceeds the Peer Group's 3.74%. Yadkin's Cost of funds is 3.78% compared to the Peer Group's 3.99%.

Summary of Peer Group Analysis Yadkin's Nonperforming Loans are 0.46% of Total Loans and significantly better than the Peer average of 1.17%. Yadkin's Loan Loss Reserve to Nonperforming Loans of 2.92 is much better than the Peer average of 1.11. Yadkin's ratio of Net Charge Offs to Average Loans of -0.01% is significantly lower than the Peer average of 0.25%.

OPERATING STRATEGY

Our Strategy Retention Increase Profitability Focus on Growth Maintain our Core Values Execution

Retention Knowledge of Customer Base Solicit Customers That Value Personal Service Providing the Right Products Emphasis on Making Customers Profitable Rewards Program Saturday Banking Low Staff Turnover

Increase Profitability Expectation of Our Shareholders Net Interest Margin Noninterest Income Operating Efficiency

Focus on Growth Build Market Share In Existing Markets Retention Moving Below Average Customers Toward Profitability Competitive Products Remote Deposit Real-Time On-line Banking Building an ATM Nationwide Accessibility Network

Deposit Share by City/County

Allpoint ATM Network Over 32,000 ATMs Nationwide

Focus on Growth Continue Expansion Acquisitions Loan Production Offices De Novo

Our Core Values We exist only because of our customers. We respect employees. We are a for-profit business. We are honest people. We support each community we serve.

Execution We understand that all banks have strategic plans. At Yadkin Valley Bank, we concentrate on execution of those strategies. Execution will always be the key to our success.

ADDITIONAL INFORMATION

Current Industry Observations Price Performance by Sector Note: Market Data as of May 9, 2008 Data Source: SNL Financial

North Carolina Banking Landscape State Deposit Share Analysis Pending Ownership, Including Banks & Thrifts Deposit Data as of June 30, 2007 Data Source: SNL Financial Data Source: SNL Financial Data Source: SNL Financial Data Source: SNL Financial

North Carolina Banking Landscape Southeast Positioning: Number of Publicly-Traded Institutions Dollar Values in billions; based on FDIC Deposit data as of June 30, 2007 Includes publicly-traded depository institutions headquartered in the respective states Data Source: SNL Financial Data Source: SNL Financial Data Source: SNL Financial Data Source: SNL Financial

North Carolina Banking Landscape Financial data as of or for the twelve months ended December 31, 2007 Data Source: SNL Financial Comparable Group Analysis - Selected North Carolina Commercial Banks with Total Assets of $750 Million - $3.0 Billion Financial data as of or for the twelve months ended March 31, 2008 Market data as of May 9, 2008 Market data as of May 9, 2008 Market data as of May 9, 2008

North Carolina Banking Landscape Selected North Carolina commercial bank and thrift transactions since January 1, 2002 Data Source: SNL Financial Comparable Group Analysis - Selected North Carolina Commercial Banks and Thrift Transactions Deal Value Greater Than $15 Million Transactions Since January 1, 2002 Number of Transactions = 19